Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2020 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--August 28, 2019--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its second quarter of fiscal year 2020, which ended July 28, 2019.

Highlights for the Second Fiscal Quarter 2020

  Q2 FY2020 net sales increased 4% sequentially to $137.1 million
  Q2 FY2020 GAAP EPS of $0.08 and non-GAAP EPS of $0.38
  The Internet of Things (IoT) and hyper scale data center markets experienced strong sequential growth
  Distributor Point of Sale (POS) increased 12% sequentially
  Cash flow from operations was $33.4 million or 24% of net sales

Results on a GAAP basis for the Second Fiscal Quarter 2020

  GAAP Net sales were $137.1 million
  GAAP Gross margin was 61.9%
  GAAP SG&A expense was $39.9 million
  GAAP R&D expense was $25.6 million
  GAAP Operating margin was 11.3%
  GAAP Net income was $5.4 million or $0.08 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Second Fiscal Quarter 2020 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP Gross margin was 62.2%
  Non-GAAP SG&A expense was $30.4 million
  Non-GAAP R&D expense was $23.3 million
  Non-GAAP Operating margin was 22.9%
  Non-GAAP Net income was $25.5 million or $0.38 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Strong sequential growth by our LoRa product platforms addressing the exciting IoT markets and a stronger hyper scale data center market, contributed to the 4% sequential net sales growth for second fiscal quarter 2020. While geopolitical headwinds and the restrictions on shipments of certain products to Huawei has contributed to a weak first half performance and will also have a negative impact in the second half, the underlying fundamentals driving our core growth engines remain intact and we believe our diversified customer base and end market exposure position us well for future growth.”

Third Fiscal Quarter 2020 Outlook

Both the GAAP and non-GAAP third fiscal quarter 2020 outlook below take into account the anticipated impact to the Company, based on its current estimates, of the recently announced export restrictions pertaining to Huawei and certain of its affiliates, imposed by the U.S. Department of Commerce. The Company is continuing to review and assess the impact of the export restrictions on its products and services, but is unable to predict the full impact such restrictions may have on its results of operations.

GAAP Third Fiscal Quarter 2020 Outlook

  Net sales are expected to be in the range of $135.0 million to $145.0 million
  GAAP Gross margin is expected to be in the range of 61.0% to 61.6%
  GAAP SG&A expense is expected to be in the range of $33.5 million to $34.5 million
  GAAP R&D expense is expected to be in the range of $26.9 million to $27.9 million
  GAAP Intangible amortization expense is expected to be approximately $3.9 million
  GAAP Interest and other expense, net is expected to be approximately $1.5 million
  GAAP Effective tax rate is expected to be in the range of 13% to 17%
  GAAP Earnings per diluted share are expected to be in the range of $0.21 to $0.27
  Fully-diluted share count is expected to be approximately 67.3 million shares
  Share-based compensation is expected to be approximately $8.0 million, categorized as follows: $0.6 million cost of sales, $4.5 million SG&A, and $2.9 million R&D
  Capital expenditures are expected to be approximately $7.0 million
  Depreciation expense is expected to be approximately $6.1 million

Non-GAAP Third Fiscal Quarter 2020 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP items set forth in the tables below)

  Non-GAAP Gross margin is expected to be in the range of 61.4% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $28.0 million to $29.0 million
  Non-GAAP R&D expense is expected to be in the range of $24.0 million to $25.0 million
  Non-GAAP Interest and other expense, net is expected to be approximately $1.5 million
  Non-GAAP Effective tax rate is expected to be in the range of 14% to 18%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.38 to $0.42

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its second fiscal quarter 2020 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through September 28, 2019 at the same website or by calling (877) 660-6853 and entering conference ID 13692181

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP metrics. The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating margin, effective tax rate, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves
  Equity in net gains or losses of equity method investments

To provide additional insight into the Company's third quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

As noted in its first quarter fiscal year 2019 earnings release, the Company is no longer adjusting prior-period non-GAAP performance metrics of net sales and gross margin to exclude the cost of the Comcast Warrant as the Comcast Warrant was fully vested in the first quarter of fiscal year 2019. The Company in previous periods had excluded the recognized cost of the Comcast Warrant from non-GAAP net sales and non-GAAP gross margin because the cost related to a non-routine, non-cash equity award that was provided to Comcast as an incentive to deploy a network based on technology developed by the Company and because the Comcast Warrant would not have had an ongoing impact on revenues in future periods.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the second quarter of fiscal year 2019 and the first and second quarters of fiscal year 2020, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the third quarter of fiscal year 2020. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the third quarter of fiscal year 2020 outlook, the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions related to Huawei, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; export restrictions and laws affecting the Company's trade and investments including the adoption and expansion of trade restrictions including with respect to Huawei, and tariffs or the occurrence of trade wars; changes in the legal requirements related to the sale of our products, including developments regarding the restrictions on future shipments with respect to Huawei; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2019, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219

Net sales	$137,146	$131,354	$163,211	$268,500	$293,640
Cost of sales	52,262	50,079	63,087	102,341	122,047
Gross profit	84,884	81,275	100,124	166,159	171,593
Operating costs and expenses:
Selling, general and administrative	39,875	38,377	33,529	78,252	74,935
Product development and engineering	25,553	27,099	28,079	52,652	54,278
Intangible amortization	3,908	5,143	6,480	9,051	13,441
Changes in the fair value of contingent earn-out obligations	—	(2,161)	(900)	(2,161)	(900)
Total operating costs and expenses	69,336	68,458	67,188	137,794	141,754
Operating income	15,548	12,817	32,936	28,365	29,839
Interest expense	(2,597)	(2,467)	(2,200)	(5,064)	(4,390)
Non-operating income, net	1,213	1,043	542	2,256	732
Income before taxes and equity in net gains (losses) of equity method investments	14,164	11,393	31,278	25,557	26,181
Provision (benefit) for taxes	8,966	(2,312)	6,082	6,654	(11,428)
Net income before equity in net gains (losses) of equity method investments	5,198	13,705	25,196	18,903	37,609
Equity in net gains (losses) of equity method investments	168	(411)	(27)	(243)	(58)
Net income	$5,366	$13,294	$25,169	$18,660	$37,551

Earnings per share:
Basic	$0.08	$0.20	$0.38	$0.28	$0.57
Diluted	$0.08	$0.20	$0.37	$0.28	$0.55

Weighted average number of shares used in computing earnings per share:
Basic	66,519	66,105	66,063	66,312	66,194
Diluted	67,746	67,976	68,880	67,814	68,428

SEMTECH CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	July 28, 2019	January 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$287,839	$312,120
Accounts receivable, net	58,643	79,223
Inventories	75,060	63,679
Prepaid taxes	15,540	8,406
Other current assets	16,175	21,876
Total current assets	453,257	485,304
Non-current assets:
Property, plant and equipment, net	125,764	118,488
Deferred tax assets	17,896	14,362
Goodwill	351,141	351,141
Other intangible assets, net	27,506	36,558
Other assets	80,750	57,028
Total assets	$1,056,314	$1,062,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,903	$43,183
Accrued liabilities	49,925	65,023
Deferred revenue	3,455	3,439
Current portion, long term debt	18,294	18,269
Total current liabilities	110,577	129,914
Non-current liabilities:
Deferred tax liabilities	3,620	3,363
Long term debt, less current portion	183,692	192,845
Other long-term liabilities	68,885	54,078
Stockholders’ equity	689,540	682,681
Total liabilities & stockholders' equity	$1,056,314	$1,062,881

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION (in thousands) (unaudited)

	Six Months Ended
	July 28, 2019	July 29, 2018
Net income	$18,660	$37,551

Net cash provided by operations	40,093	84,367
Net cash used in investing activities	(24,442)	(21,126)
Net cash used in financing activities	(39,932)	(59,830)
Net (decrease) increase in cash and cash equivalents	(24,281)	3,411
Cash and cash equivalents at beginning of period	312,120	307,923
Cash and cash equivalents at end of period	$287,839	$311,334

	Three Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018
	Q220	Q120	Q219
Free Cash Flow:
Cash Flow from Operations	$33,352	$6,741	$49,338
Net Capital Expenditures	(1,635)	(15,258)	(4,886)
Free Cash Flow:	$31,717	$(8,517)	$44,452

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219
Gross Margin- GAAP	61.9%	61.9%	61.3%	61.9%	58.4%
Share-based compensation	0.3%	0.3%	0.2%	0.3%	0.2%
Adjusted Gross Margin (Non-GAAP)	62.2%	62.2%	61.5%	62.2%	58.6%

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219
Selling, general and administrative- GAAP	$39,875	$38,377	$33,529	$78,252	$74,935
Share-based compensation	(6,082)	(8,344)	(11,378)	(14,426)	(22,840)
Transaction and integration related	14	(1,249)	(264)	(1,235)	(498)
Restructuring and other reserves	(2,571)	(140)	(337)	(2,711)	(684)
Litigation cost, net of recoveries	(799)	74	6,641	(725)	6,082
Adjusted selling, general and administrative (Non-GAAP)	$30,437	$28,718	$28,191	$59,155	$56,995

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219
Product development and engineering- GAAP	$25,553	$27,099	$28,079	$52,652	$54,278
Share-based compensation	(2,162)	(2,557)	(2,282)	(4,719)	(4,506)
Transaction and integration related	(47)	(186)	(135)	(233)	(429)
Restructuring and other reserves	—	—	252	—	252
Litigation cost, net of recoveries	—	—	(784)	—	(784)
Adjusted product development and engineering (Non-GAAP)	$23,344	$24,356	$25,130	$47,700	$48,811

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219
Operating Margin- GAAP	11.3%	9.8%	20.2%	10.6%	10.2%
Share-based compensation	6.3%	8.6%	8.6%	7.4%	9.5%
Intangible amortization	2.8%	3.9%	4.0%	3.4%	4.6%
Transaction and integration related	—%	1.1%	0.2%	0.5%	0.3%
Restructuring and other reserves	1.9%	0.1%	0.1%	1.0%	0.1%
Litigation cost, net of recoveries	0.6%	(0.1)%	(3.6)%	0.3%	(1.8)%
Changes in the fair value of contingent earn-out obligations	—%	(1.6)%	(0.6)%	(0.8)%	(0.3)%
Adjusted Operating Margin (Non-GAAP)	22.9%	21.8%	28.9%	22.4%	22.6%

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Continued) (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219
GAAP net income	$5,366	$13,294	$25,169	$18,660	$37,551

Adjustments to GAAP net income:
Share-based compensation	8,646	11,328	13,966	19,974	27,980
Intangible amortization	3,908	5,143	6,480	9,051	13,441
Transaction and integration related	33	1,435	399	1,468	927
Restructuring and other reserves	2,571	140	85	2,711	431
Litigation cost, net of recoveries	799	(74)	(5,857)	725	(5,297)
Changes in the fair value of contingent earn-out obligations	—	(2,161)	(900)	(2,161)	(900)
Total Non-GAAP adjustments before taxes	15,957	15,811	14,173	31,768	36,582
Associated tax effect	4,314	(6,504)	(1,741)	(2,190)	(22,395)
Equity in net (gains) losses of equity method investments	(168)	411	27	243	58
Total of supplemental information, net of taxes	20,103	9,718	12,459	29,821	14,245
Non-GAAP net income	$25,469	$23,012	$37,628	$48,481	$51,796

Diluted GAAP earnings per share	$0.08	$0.20	$0.37	$0.28	$0.55
Adjustments per above	0.30	0.14	0.18	0.43	0.21
Diluted non-GAAP earnings per share	$0.38	$0.34	$0.55	$0.71	$0.76

	Three Months Ended			Six Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018
	Q220	Q120	Q219	Q220	Q219
Comcast Warrant*
Impact on Net Sales	$—	$—	$—	$—	$(21,501)
Associated tax effect	—	—	—	—	3,678
Impact on EPS	$—	$—	$—	$—	$(0.26)

*In consideration of discussions held with the Securities and Exchange Commission, we will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented. The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK Third Quarter of Fiscal Year 2020 Outlook (in millions, except per share data)

	Q3 FY20 Outlook
	October 27, 2019
	Low	High
Gross Margin–GAAP	61.0%	61.6%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	61.4%	62.0%

	Low	High
Selling, general and administrative–GAAP	$33.5	$34.5
Share-based compensation	(4.5)	(4.5)
Transaction and integration related	(1.0)	(1.0)
Adjusted selling, general and administrative (Non-GAAP)	$28.0	$29.0

	Low	High
Product development and engineering–GAAP	$26.9	$27.9
Share-based compensation	(2.9)	(2.9)
Adjusted product development and engineering (Non-GAAP)	$24.0	$25.0

	Low	High
Diluted GAAP earnings per share	$0.21	$0.27
Share-based compensation	0.12	0.12
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.06	0.06
Associated tax effect	(0.02)	(0.04)
Diluted adjusted earnings per share (Non-GAAP)	$0.38	$0.42

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com